UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 23, 2014

Emmaus Life Sciences, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-53072	41-2254389
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

20725 S. Western Avenue, Suite 136, Torrance, CA 90501

(Address, including zip code, off principal executive offices)

Registrant’s telephone number, including area code      310-214-0065

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

On October 23, 2014, Emmaus Life Sciences, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”).  For more information about the proposals acted upon at the Annual Meeting, see the Company’s definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on September 19, 2014, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, stockholders representing 18,271,696 shares, or 65.58%, of the 27,863,420 shares of common stock outstanding on the record date of September 18, 2014 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting. The matters voted upon at the Annual Meeting and the voting results are as set forth below.

Proposal 1: Election of Directors:  The Company’s stockholders elected, by a plurality of the votes cast, each of the seven nominees to the Company’s Board of Directors, to serve until the Company’s 2015 annual meeting of stockholders or until their respective successors have been elected, as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Yutaka Niihara, M.D., MPH	18,192,904	79,065	0
Henry A. McKinnell, Jr., Ph.D.	18,185,532	86,437	0
Tracey C. Doi	18,185,532	86,437	0
Duane K. Kurisu	18,185,532	86,437	0
Akiko M. Miyashita	18,192,904	79,065	0
Phillip M. Satow	18,192,904	79,065	0
Mayuran Sriskandarajah	18,185,532	86,437	0

Proposal 2: Ratification of Independent Registered Public Accounting Firm:  The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved by the Company’s stockholders by the following vote:

For	Against	Abstain	Broker Non-Votes
18,089,944	82,065	99,960	0

Proposal 3: Advisory Vote to Approve Executive Compensation

The Company’s stockholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers by the following vote:

For	Against	Abstain	Broker Non-Votes
17,606,104	254,366	411,499	0

Proposal 4: Ratification of the Recent Amendment to the 2011 Stock Incentive Plan

The proposal to ratify the amendment to the Company’s 2011 Stock Incentive Plan was approved by the Company’s stockholders by the following vote:

For	Against	Abstain	Broker Non-Votes
17,493,108	243,966	534,895	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emmaus Life Sciences, Inc.

Date: October 27, 2014

	By:	/s/ Peter Ludlum
	Name:	Peter Ludlum
	Title:	Chief Financial Officer